                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Strayer Education, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Strayer Education, Inc.
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:


          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------
     3)   Filing Party:


          ----------------------------------------------------------------------
     4)   Date Filed:


          ----------------------------------------------------------------------


Notes:
          ----------------------------------------------------------------------

                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

Dear Stockholder:

           You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Strayer Education, Inc. to be held at 10:00 a.m. local time on May 18, 1998, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia.

           The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of the Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy form, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy form should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker you must also obtain from the broker a proxy issued to you.

           We look forward to seeing you at the 1998 Annual Meeting of Stockholders.

                                             Sincerely,

                                             /s/ RON K. BAILEY

                                             Ron K. Bailey
                                             President & Chief Executive Officer

April 9, 1998

                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

           The 1998 Annual Meeting of Stockholders of Strayer Education, Inc., will be held at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia, on May 18, 1998, at 10:00 a.m. for the following purposes:

           1. To elect eight (8) directors to the Board of Directors to serve for a term of one year and until their respective successors are elected and qualified.

           2.         To adopt the Strayer Education, Inc. Employee Stock
                      Purchase Plan.

           3. To consider and act upon such other business as may properly come before the meeting.

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                              By Order of the Board of Directors

                                              /s/ JENNIE D. SEATON

                                              Jennie D. Seaton
                                              Secretary

Washington, D.C.
April 9, 1998

                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 1998

           This Proxy Statement is furnished on or about April 9, 1998, to stockholders of Strayer Education, Inc. (the "Corporation"), 1025 Fifteenth Street, N.W., Washington, D.C. 20005, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time on May 18, 1998, at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia.

           The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

           Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Corporation at its executive offices at 1025 Fifteenth Street, N.W., Washington, D.C. 20005, or by attending the meeting and voting in person.

           At the close of business on April 3, 1998, there were 15,558,912 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on April 3, 1998, will be entitled to vote at the meeting, and each share will have one vote.


                               VOTING INFORMATION

           At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors. Approval of the Employee Stock Purchase Plan and any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

           A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

           Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees and for the approval of the Employee Stock Purchase Plan. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

           Eight directors are to be elected. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation.

           The following table presents information concerning persons nominated for election as directors of the Corporation, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

                             NOMINEES FOR DIRECTORS

Ron K. Bailey................... Member - Executive Committee. Mr. Bailey, age
                                 57, is the President and Chief Executive
                                 Officer of the Corporation. Mr. Bailey has been the Chairman of the Board of Trustees of Strayer University, Inc. (the "University"), a subsidiary of the Corporation, since 1997 and the President and a director of Education Loan Processing, Inc. ("ELP"), a subsidiary of the Corporation, since its formation in 1994. From 1989 to 1997, Mr. Bailey was the President and Treasurer of the Board of Trustees of Strayer University. In addition, from 1980 to 1989, Mr. Bailey held a variety of administrative positions with the University, including the position of Vice President of the University. Before assuming his first full-time position with the University in 1980, Mr. Bailey was a part-time faculty member of the University and served as Director of Data Processing of the National Association of Home Builders.

Stanley G. Elmore............... Member - Executive Committee. Projects and
                                 Programs Manager, Citibank Mid-Atlantic, since 1989. Mr. Elmore, age 56, has been a director and Chairman of the Board of Directors of the Corporation since July 1996. Mr. Elmore was the Chairman of the Board of Trustees of the University from 1989 to 1997.

Todd A. Milano.................. Member - Compensation Committee. President and
                                 Chief Executive Officer of Central Pennsylvania Business School since 1989. Mr. Milano, age 45, has been a director of the Corporation since July 1996 and the Vice Chairman of the Board of Trustees of the University since 1992.

Dr. Jennie D. Seaton............ Member - Executive Committee. Dr. Seaton, age
                                 68, is the Secretary of the Corporation. Dr
                                 Seaton is retired and was an Assistant Dean of Virginia Commonwealth University from 1975 to 1994. Dr. Seaton has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1990.

Roland Carey.................... Member - Audit Committee. Instructor, Carl
                                 Sandburg School, for more than five years. Mr. Carey, age 58, has been a director of the Corporation since July 1996 and a member of the Board of Trustees of the University since 1990.

Donald T. Benson................ Member - Compensation Committee. Vice
                                 President, Human Resources and Administration, of Coventry Corporation since 1997. From 1992 to 1997, Mr. Benson was Vice President, Human Resources, of Aetna Life Insurance Company. From 1976 to 1992, Mr. Benson was Senior Vice President, Human Resources, of Connecticut General Insurance Corp. (Cigna). Mr. Benson, age 54, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1992.

G. Thomas Waite, III............ Member - Audit Committee. Treasurer, Humane
                                 Society of the United States, since 1993. In
                                 1992, Mr. Waite was the Director of Commercial Management of The National Housing Partnership. As a result of the insolvency of a real estate partnership in which Mr. Waite served as a general partner, Mr. Waite filed for protection from creditors under Chapter 11 of the Federal Bankruptcy Code in 1993, which subsequently was converted to a Chapter 7 filing in 1993. Mr. Waite, age 46, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1994.

Dr. Charlotte Beason............ Member - Audit Committee. Nurse at the U.S.
                                 Department of Veterans Affairs/Health Care
                                 Reform Office, since 1992. Dr. Beason, age 50, has been a director of the Corporation since July 1996 and has been a member of the Board of Trustees of the University since 1995.

BOARD COMMITTEES

           The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee and has no nominating committee. Selection of nominees for the Board is made by the entire Board of Directors.

           The Audit Committee is composed of Dr. Beason and Messrs. Carey and Waite. The Audit Committee is responsible for reviewing the internal accounting procedures of the Corporation and the results and scope of the audit and other services provided by the Corporation's independent auditors, consulting with the Corporation's independent auditors and recommending the appointment of independent auditors to the Board of Directors. The Audit Committee met five times during the year ended December 31, 1997; each member of the Audit Committee attended all of these meetings.

           The Compensation Committee is composed of Messrs. Milano and Benson. The Compensation Committee has the authority and performs all of the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Corporation's 1996 Stock Option Plan (the "Option Plan"). The Compensation Committee met four times during the year ended December 31, 1997; each member of the Compensation Committee attended all of these meetings.

ATTENDANCE AT MEETINGS

           During the year ended December 31, 1997, the Board of Directors held five meetings, which were attended by all of the directors.

DIRECTORS' FEES

           Directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and they currently receive $1,500 in compensation for each meeting attended. It should be noted that Mr. Bailey donates 100% of his director compensation to the Strayer University Educational Foundation, a non-profit organization that provides scholarships and grants to college students, active duty military personnel and high school students in the greater Washington, D.C. area. Non-employee directors also have received options to purchase an aggregate of 58,500 shares of Common Stock under the Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended December 31, 1997, all such filing requirements were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

           The following table sets forth certain information regarding the ownership of Common Stock as of March 15, 1998, by each person known by the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, each director of the Corporation, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by such persons or upon information otherwise provided by such persons to the Corporation.

NAMES OF BENEFICIAL                                               SHARES BENEFICIALLY
OWNERS                                                            OWNED (1)                         PERCENTAGE OWNED
-------------------                                               -------------------               ----------------
Ron K. Bailey and Beverly W. Bailey (2)..................                 8,175,000                      52.6%

Putnam Investments, Inc. (3).............................                 1,761,969                       11.3
One Post Office Square
Boston, Massachusetts  02109

T. Rowe Price Associates, Inc. (4).......................                   864,150                        5.6
100 East Pratt Street
Baltimore, Maryland  21202

Harry T. Wilkins.........................................                    40,000                          *
Stanley G. Elmore........................................                     3,550                          *
Todd A. Milano...........................................                     9,310                          *
Jennie D. Seaton  .......................................                     3,950                          *
Roland Carey.............................................                     3,500                          *
Donald T. Benson.........................................                     4,075                          *
G. Thomas Waite, III.....................................                     2,572                          *
Charlotte Beason.........................................                     1,450                          *

All directors and executive officers as a group (9 persons) (5).....      8,243,407                       53.0%

---------------

     *Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)         Includes 292,500 shares held by the Bailey Family Foundation.

(3)         Based on a Schedule 13G filed with the SEC on January 27, 1998.
            These securities are owned by various institutional investors that are clients of investment adviser subsidiaries of Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McClennan Companies, Inc. ("M&MC"). For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), PI and M&MC are each deemed to be the beneficial owners of these securities; however, each of PI and M&MC expressly disclaims beneficial ownership.

(4)         Based on a Schedule 13G filed with the SEC on February 17, 1998.
            These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the 1934 Act, Price Associates is deemed to be a beneficial owner of such securities, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Includes options to purchase the following shares for each listed individual: Wilkins (25,000); Elmore (2,500); Milano (2,500); Seaton
            (500); Carey (3,500); Benson (2,500); Waite (1,500) and Beason
            (1,000).

                                  COMPENSATION

EXECUTIVE COMPENSATION

            The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 1995, 1996 and 1997 for services in all capacities to the Corporation of the Chief Executive Officer. None of the Corporation's other executive officers received a total annual salary and bonus in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                        ANNUAL COMPENSATION                     COMPENSATION AWARDS
                        -------------------                     -------------------
                                                          SECURITIES
NAME AND                                                  UNDERLYING             ALL OTHER
POSITION          YEAR       SALARY         BONUS        OPTIONS/SAR'S        COMPENSATION(2)
--------          ----       --------       -----        -------------        ---------------
Ron K. Bailey
President         1995       $150,000     $6,175,000(1)       --                    $3,181
                  1996       $150,000         ----            --                    $3,138
                  1997       $127,038         ----            --                    $2,679

---------------

(1) The bonus was withheld for payments by Mr. Bailey in respect of income taxes on undistributed S Corporation income of the University. Other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than $50,000 or 10% or Mr. Bailey's total annual salary and bonus.

(2) Reflects (i) $3,043, $3,000 and $2,541 in matching contributions made by the University to the University's 401(k) plan for Mr. Bailey in 1995, 1996 and 1997 respectively, and (ii) $138 in premiums paid by the University for life insurance for Mr. Bailey in each of 1995, 1996 and 1997.

OPTION GRANTS

        The Option Plan was adopted in July 1996. There were no options granted to the Chief Executive Officer during the year ended December 31, 1997.

PERFORMANCE GRAPH

            The following performance graph compares the Corporation's cumulative stockholder return on its Common Stock since the Corporation's initial public offering on July 25, 1996 with the S&P 500 Composite Index and a self-determined peer group consisting of Apollo Group Inc., ITT Educational Services Inc., Devry Inc. and Whitman Education Group Inc. At present there is no comparative index for the education industry. Although the Securities and Exchange Commission requires the Corporation to present such a graph for a five-year period, the Common Stock has been publicly traded only since July 25, 1996 and, as a result, the following graph commences as of such date. This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

               Measurement Period                     Company
             (Fiscal Year Covered)                     Index          Market Index       Peer Index
07/25/96                                                   100.000           100.000           100.000
12/31/96                                                   215.354           118.625           117.179
12/31/97                                                   466.293           158.368           151.447

* Assumes $100 invested on July 25, 1996 in Strayer Education, Inc., the S&P 500 Composite Index and the self-determined peer group.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

           The Corporation's Board of Directors established the Compensation Committee in July 1996, and the Committee determined and acted upon compensation decisions as described below in 1997 and will continue to do so in future years. Decisions on compensation of the Corporation's executives officers generally will be made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an employee of the Corporation. The Committee currently consists of Messrs. Milano and Benson. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers will be reviewed by its full Board, except for decisions concerning grants under the Option Plan, which will be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

Compensation Policies Regarding Executive Officers

           The Compensation Committee believes that the Corporation's executive compensation policies and programs serve the interests of the Corporation and its stockholders. The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. Compensation levels are based on a number of factors, including a comparison of compensation levels with other educational institutions. The Board of Directors and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

           Long-Term Stock Option Incentives. The Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to full time employees as well as the grant of non-qualifying options to directors and employees of the Corporation. The Option Plan authorizes the issuance of up to 1,500,000 shares of Common Stock pursuant to options granted under the Option Plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The Compensation Committee of the Board of Directors administers the Option Plan.

           In addition, the Option Plan provides for formula grants of options to non-employee directors (an "Eligible Director"). At the time of the Corporation's initial public offering, each Eligible Director was granted an initial option to purchase a number of shares of Common Stock equal to 1,500 times the number of years the Eligible Director served as a trustee of the University. Options granted to Eligible Directors under the Option Plan may be exercised with respect to the shares subject to such option one year after the option is granted. All options expire five years after the date of grant.

           Other Compensation Plans. The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age, employed by the Corporation for at least one year. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Code) as pretax, salary deferral contributions. The Corporation may, in its discretion, match employee contributions up to a maximum of 15% of annual wages.

           Benefits. Benefits offered to key executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Corporation's 401(k) Plan.

Mr. Bailey's Compensation.

           Mr. Bailey is paid an annual salary of $102,500 per year pursuant to the terms of his employment agreement. See "Employment Agreements." It should be noted that during 1997, Mr. Bailey voluntarily reduced his annual salary to its current level of $102,500.

           Submitted by the Members of the Compensation Committee:

                                Donald T. Benson
                                 Todd A. Milano

EMPLOYMENT AGREEMENTS

           Mr. Bailey and the Corporation entered into an Employment Agreement in July 1996, which provides that Mr. Bailey will serve as President and Chief Executive Officer of Strayer Education, Inc. For his services, Mr. Bailey is entitled to receive an annual salary of $102,500. According to the terms of the Employment Agreement, Mr. Bailey's salary for successive years may be increased at the discretion of the Corporation's Compensation Committee. The Corporation does not currently contemplate payment of bonuses to Mr. Bailey. Future bonuses, if any, paid to Mr. Bailey will be awarded pursuant to guidelines approved by the Compensation Committee of the Corporation's Board of Directors and will be at levels commensurate with any bonuses paid to other executive officers. The agreement contains a covenant restricting Mr. Bailey from competing with the Corporation for three years after the termination of employment.

           The Corporation also entered into an employment agreement with Mr. Harry T. Wilkins, Chief Financial Officer of the Corporation, in July 1996. The employment agreement contains a covenant restricting Mr. Wilkins from competing with the Corporation for three years after the termination of his employment.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Lease of Campus Facilities

           As of December 31, 1997, the Corporation had long-term noncancelable operating leases for eight of its various campus locations. The rents on these leases are subject to an annual increase based on a stipulated price index. Of the eight campus locations, five of the campuses, including the Washington, D.C. campuses and three of the Virginia campuses, were leased from corporations which are wholly-owned by Mr. Bailey, the Corporation's President and majority stockholder. Rent paid to Mr. Bailey under these five operating leases for the years ended December 31, 1995, 1996 and 1997 was $1,896,000, $2,279,000 and
$2,126,000, respectively. Future minimum rental commitments for all of the Corporation's eight leases and the five campuses leased from Mr. Bailey as of December 31, 1997 was as follows (in thousands):

                                                      AMOUNT PAYABLE TO AN
                                     TOTAL LEASE     AFFILIATE OF MR. BAILEY
                                     COMMITMENTS        INCLUDED IN TOTAL
                                     -----------     -----------------------
               1998.........               3,427                2,126
               1999.........               3,190                2,126
               2000.........               3,061                2,126
               2001.........               2,959                2,126
               2002.........               2,598                2,126
               Thereafter...               8,165                7,264
                                        --------             --------
                                        $ 23,400             $ 17,894
                                        ========             ========

           Each of the leases with Mr. Bailey has a 10-year term expiring in May 2006. The Corporation has the option under each lease to purchase at any time during the term of the lease the related campus facility at its discretion at the fair market value of such facility as determined by independent appraisers.

           The Corporation may lease additional campus facilities from entities owned or controlled by Mr. Bailey. Any such leases will have market terms as determined by an independent appraiser and be subject to the approval by a majority of independent directors.

Reorganization Transactions

           On July 30, 1996, the Corporation completed an initial public offering of its common stock. The Corporation sold 5,175,000 shares in the offering at a price of $6.67 per share. Net proceeds to the Corporation were $31,313,000. Prior to the closing of the offering, the Corporation exchanged 8,998,500 shares of its common stock for 100% of the outstanding common stock of the University, which was held jointly by Mr. and Mrs. Ron K. Bailey. Approximately $19,838,000 of the net proceeds of the offering were paid to the Baileys as a distribution of earnings on which they had previously paid income taxes during the period the University was an S Corporation.

           Contemporaneously with the closing of the initial public offering, the Corporation acquired ELP at a purchase price of $1,060,000, ELP's net book value. ELP was wholly owned by Mr. Ron K. Bailey, the Corporation's President and a director of the Corporation.

                                   PROPOSAL II

                  ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

GENERAL

           The Board of Directors has approved and is proposing for stockholder approval the Strayer Education, Inc. Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible employees of the Corporation or any of its subsidiaries, through payroll deductions, to purchase shares of the Corporation's Common Stock and thus to encourage stock ownership by employees, officers and directors of the Corporation and to encourage the continued employment of employees, directors and officers of the Corporation.

EMPLOYEE STOCK PURCHASE PLAN

           Under the Employee Purchase Plan, 2,500,000 shares of Common Stock are available for purchase by eligible employees of the Corporation or any of its subsidiaries. The Employee Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Corporation to purchase shares of Common Stock of the Corporation in the open market. In the event there is any increase or decrease in Common Stock without receipt of consideration by the Corporation (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Purchase Plan. Generally, payroll deductions and other payments will be accumulated during a one-month period or such other period as is set by the Corporation ("Payroll Deduction Period"). It is anticipated that the first Payroll Deduction Period will begin on the first day of the first payroll period commencing in July 1998.

           The Employee Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Purchase Plan, all of which determinations will be final and binding.

           Any employee of the Corporation or a parent or subsidiary may participate in the Employee Purchase Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Corporation or a parent or subsidiary for less than 60 days as of the beginning of a Payroll Deduction Period; (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase stock under the Employee Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Corporation. An employee must be employed on the last day of the Payroll Deduction Period in order to acquire stock under the Employee Stock Plan unless the employee has retired, died or become disabled, or was involuntarily terminated other than for cause.

           An eligible employee may become a participant in the Employee Purchase Plan by completing an election to participate in the Employee Purchase Plan authorizing the Corporation to have deductions made from pay on each pay day following enrollment in the Employee Purchase Plan. The deductions or contributions will be credited to the employee's account under the Employee Purchase Plan. An employee may not during any Payroll Deduction Period change his or her percentage of payroll deduction or contribution for that Payroll Deduction Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Stock Plan (as described below). A participating employee may terminate payroll deductions or contributions for the remainder of a Payroll Deduction Period.

           Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Payroll Deduction Period. The purchase price for each share (the "Purchase Price") will be set by the Committee. The Purchase Price for the initial Payroll Deduction Period will be 90% of the fair market value of the Common Stock on the last trading day of such Payroll Deduction Period.

           No employee may purchase Common Stock in any calendar year under the Employee Stock Plan and all other "employee stock purchase plans" of the Corporation and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Payroll Deduction Period.

           On the last trading day of the Payroll Deduction Period, a participating employee will be credited with the number of whole shares of Common Stock purchased under the Employee Stock Plan during such period. Common Stock purchased under the Employee Stock Plan will be held in the custody of an agent designated by the Corporation (the "Agent"). The Agent may hold the Common Stock purchased under the Employee Stock Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee's own name and have the stock certificate delivered to the employee. An employee may not make such a request, however, for six months following each purchase of Common Stock pursuant to the Employee Stock Plan.

           A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Purchase Plan will be terminated, if: (a) the employee elects to terminate participation by delivering a written notice to that effect to the Corporation; (b) the employee ceases to be employed by the Corporation or a participating affiliate except on account of death, disability, retirement or involuntary termination of employment other than for cause; (c) the Board elects to terminate the Employee Purchase Plan; or
(d) the employee ceases to be eligible to participate in the Employee Purchase Plan. If a participating employee terminates employment with the Company, the amount in the employee's account will be distributed and the employee's option to purchase shares under the Employee Stock Purchase Plan will terminate.

           No participating employee may assign his or her rights to purchase shares of Common Stock under the Employee Purchase Plan, whether voluntarily, by operation of law or otherwise.

           The Board of Directors may, at any time, amend the Employee Purchase Plan in any respect; provided, however, that without approval of the stockholders of the Corporation no amendment shall be made (a) increasing the number of shares that may be made available for purchase under the Employee Purchase Plan, (b) changing the eligibility requirements for participating in the Employee Purchase Plan or (c) impairing the vested rights of participating employees.

           The Board of Directors may terminate the Employee Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Purchase Plan shall without further action of the Board of Directors, terminate at the earlier of (i) ten years after adoption of the Employee Purchase Plan by the Board of Directors and (ii) such time as all shares of Common Stock that may be made available for purchase under the Employee Purchase Plan have been issued.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN

           If a participant acquires Common Stock under the Plan, no income will result to such participant, and the Corporation will be allowed no deduction as a result to such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the Common Stock within two years after the first day of the applicable Payroll Deduction Period. If the employee disposes of the Common Stock acquired pursuant the Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent the discount in the Purchase Price determined at the commencement of the Payroll Deduction Period. If the employee disposes of the Common Stock before the expiration of the statutory holding period, the employee must recognize as ordinary compensation income the difference between the Common Stock's fair market value and the Purchase Price.

           The employee must include in ordinary (compensation) income at the time of sale or other taxable disposition, or upon the employee's death while still holding the Common Stock, the lesser of:

           (1) the Purchase Price discount from the fair market value of the Common Stock at the beginning of the Payroll Deduction Period; or

           (2) the amount, if any, by which the Common Stock's fair market value at the time of such disposition or death exceed the Purchase Price paid.

The basis of the stock will be increased by the amount of the compensation income recognized.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE EMPLOYEE PURCHASE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 2. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                         INDEPENDENT PUBLIC ACCOUNTANTS

           The accounting firm of Coopers & Lybrand L.L.P. has acted as the Corporation's independent public accountants for the fiscal year ended December 31, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

           All stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Corporation no later than January 9, 1999 and must otherwise comply with rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to the meeting.

                                  OTHER MATTERS

           The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                                 REVOCABLE PROXY

                             STRAYER EDUCATION, INC.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 18, 1998

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           The undersigned stockholder hereby appoints Ron K. Bailey, Harry T. Wilkins and Jennie D. Seaton, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on May 18, 1998, at 10:00 a.m. (Eastern time) at the Sheraton National Hotel, Columbia Pike and Washington Boulevard, in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

            1.     ELECTION OF EIGHT DIRECTORS BY ALL STOCKHOLDERS: -- Nominees:
                   Ron K. Bailey, Stanley G. Elmore, Todd A. Milano, Dr. Jennie
                   D. Seaton, Roland Carey, Donald T. Benson, G. Thomas Waite, III, and Dr. Charlotte Beason

            [ ]    FOR ALL (except nominees written below)

            [ ]    AGAINST

                   -------------------------------------------------------------

            2. ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN: Approval of Strayer Education, Inc.'s Employee Stock Purchase Plan:

            [ ]    FOR

            [ ]    AGAINST

            [ ]    ABSTAIN

            3. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

            (Continued and to be dated and signed on reverse side.)

                           (continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE CORPORATION'S EMPLOYEE STOCK PURCHASE PLAN, AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

           The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 9, 1998, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

           If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ]  I PLAN TO ATTEND THE MAY 18, 1998 ANNUAL STOCKHOLDERS MEETING

                                          Date:                         , 1998.
                                               -------------------------





                                          ------------------------------------
                                          Signature of Stockholder or Authorized
                                          Representative


                                          Please date and sign exactly as name
                                          appears hereon. Each executor,
                                          administrator, trustee, guardian,
                                          attorney-in-fact and other fiduciary
                                          should sign and indicate his or her
                                          full title. In the case of stock
                                          ownership in the name of two or more
                                          persons, both persons should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

                             STRAYER EDUCATION, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   SHARES SUBJECT TO THE PLAN..............................................1

2.   ADMINISTRATION..........................................................1

3.   INTERPRETATION..........................................................1

4.   ELIGIBLE EMPLOYEES......................................................1

5.   PARTICIPATION IN THE PLAN...............................................2

6.   PAYROLL DEDUCTIONS......................................................2

7.   STOCK PURCHASE PERIODS..................................................2

8.   RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.........................3

9.   TIMING OF PURCHASE; PURCHASE LIMITATION.................................3

10.  ISSUANCE OF STOCK CERTIFICATES..........................................4

11.  WITHHOLDING OF TAXES....................................................4

12.  ACCOUNT STATEMENTS......................................................4

13.  PARTICIPATION ADJUSTMENT................................................4

14.  CHANGES IN ELECTIONS TO PURCHASE........................................5

15.  TERMINATION OF EMPLOYMENT...............................................5

16.  LAY-OFF, AUTHORIZED LEAVE OF ABSENCE, DISABILITY........................5

17.  TERMINATION OF PARTICIPATION............................................7

18.  ASSIGNMENT..............................................................7

19.  APPLICATION OF FUNDS....................................................7

20.  NO RIGHT TO CONTINUED EMPLOYMENT........................................7

21.  AMENDMENT OF PLAN.......................................................7

22.  EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN........................8

23.  EFFECT OF CHANGES IN CAPITALIZATION.....................................8

     (a)  Changes in Stock...................................................8

     (b)  Reorganization in Which the Company Is the Surviving
            Corporation......................................................9

     (c)  Reorganization in Which the Company Is Not the Surviving
            Corporation or Sale of Assets or Stock...........................9

     (d)  Adjustments.......................................................10

     (e)  No Limitations on Company.........................................10

24.  GOVERNMENTAL REGULATION................................................10

25.  STOCKHOLDER RIGHTS.....................................................10

26.  RULE 16b-3.............................................................10

27.  PAYMENT OF PLAN EXPENSES...............................................11

                             STRAYER EDUCATION, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

            The Board of Directors of Strayer Education, Inc. (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Plan is for the benefit of the employees of Strayer Education, Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.          SHARES SUBJECT TO THE PLAN.

            Subject to adjustment as provided in Section 25 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 2,500,000. The shares issuable under the Plan will be shares purchased in the open market.

2.          ADMINISTRATION.

            The Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.          INTERPRETATION.

            It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.          ELIGIBLE EMPLOYEES.

            Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than 60 days as of the beginning of a Stock Purchase Period (as defined in Section 7 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.          PARTICIPATION IN THE PLAN.

            An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Stock Purchase Period.

6.          PAYROLL DEDUCTIONS.

            At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, in any whole percentage up to a maximum of 10 percent, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. An employee may not during any Stock Purchase Period change his or her percentage of payroll deduction for that Stock Purchase Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 19 below.

7.          STOCK PURCHASE PERIODS.

            The initial Stock Purchase Period shall commence on July 1, 1998 and end on July 31, 1998. Subsequent Stock Purchase Periods shall be one month periods commencing on the following August 1 and end on the following August 31 or shall commence on such dates and for such periods as shall be determined by the Committee.

            The Company will purchase stock for the accounts of participating employees at the conclusion of every Stock Purchase Period, beginning at the end of the first Stock Purchase Period on July 31, 1998.

8.          RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

            Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Stock Purchase Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be 90 percent of the fair market value of the Common Stock on the last trading day of the Stock Purchase Period, at the end of which, the Company will purchase Common Stock for the accounts of participating employees; or such higher price as determined by the Committee; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

9.          TIMING OF PURCHASE; PURCHASE LIMITATION.

            Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 15 through 17 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Stock Purchase Period (except as provided in Section 14 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to adjustment under Section 23 below.

            Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates, shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Stock Purchase Period as to shares purchased during such period. Effective upon the last trading day of the Stock Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 22 below.

10.         ISSUANCE OF STOCK CERTIFICATES.

            On the last trading day of the Stock Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Stock Purchase Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Board of Directors. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, six months following the last trading day of a Stock Purchase Period in which the Company purchased shares of Common Stock for the account, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.

11.         WITHHOLDING OF TAXES.

            To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Stock Purchase Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

12.         ACCOUNT STATEMENTS.

            The Company will cause the Agent to deliver to each participating employee a statement for each Stock Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Stock Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Stock Purchase Period.

13.         PARTICIPATION ADJUSTMENT.

            If in any Stock Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

14.         CHANGES IN ELECTIONS TO PURCHASE.

            (a) A participating employee may, at any time prior to the last trading day of the Stock Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

                (i) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Stock Purchase Period, with the amount then credited to the employee's account; or

                (ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

            (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Stock Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

15.         TERMINATION OF EMPLOYMENT.

            In the event a participating employee terminates employment, whether voluntarily or involuntary, due to death, disability or retirement, or discharged for cause, prior to the last day of the Stock Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

16.         LAY-OFF, AUTHORIZED LEAVE OF ABSENCE, DISABILITY.

            Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

            If such employee returns to active service prior to the last day of the Stock Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Stock Purchase Period, elect:

            (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

            (b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

            (c) Withdraw the amount in the employee's account and terminate the employee's option to purchase.

            A participating employee on lay-off, authorized leave of absence or disability on the last day of the Stock Purchase Period shall deliver written notice to his or her employer on or before the last day of the Stock Purchase Period, electing one of the alternatives provided in the foregoing clauses (a),
(b) and (c) of this Section 16. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Stock Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 16(c) above.

            If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Stock Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 15 of this Plan.



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

17.         TERMINATION OF PARTICIPATION

            A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either
(a) the Board elects to terminate the Plan as provided in Section 22 below, or
(b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Stock Purchase Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Stock Purchase Period.

18.         ASSIGNMENT.

            No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

19.         APPLICATION OF FUNDS.

            All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees' accounts will not be segregated.

20.         NO RIGHT TO CONTINUED EMPLOYMENT.

            Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

21.         AMENDMENT OF PLAN.

            The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan

(except as provided in Section 22 below), (b) changing the eligibility requirements for participating in the Plan, or (c) impairing the vested rights of participating employees.

22.         EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

            The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten
(10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

23.         EFFECT OF CHANGES IN CAPITALIZATION.

            (a)         CHANGES IN STOCK.

            If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

            (b)         REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING
                        CORPORATION.

            Subject to Subsection (c) of this Section 23, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

            (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK.

            Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Stock Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

            (d)         ADJUSTMENTS.

            Adjustments under this Section 23 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

            (e)         NO LIMITATIONS ON COMPANY.

            The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

24.         GOVERNMENTAL REGULATION.

            The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

25.         STOCKHOLDER RIGHTS.

            Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

26.         RULE 16b-3.

            Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

27.         PAYMENT OF PLAN EXPENSES.

            The Company will bear all costs of administering and carrying out the Plan.

                                      * * *





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